Exhibit 10.1

SERIES D CONVERTIBLE PREFERRED

STOCK PURCHASE AGREEMENT

THIS SERIES D CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into effective April 15, 2010 by and between CarePayment Technologies, Inc. ("Seller"), and Aequitas CarePayment Founders Fund, LLC ("Purchaser").

RECITALS

A.           Seller has 1,200,000 shares of Series D Convertible Preferred Stock (the "Preferred Shares") authorized, of which 1,000,000 shares are issued and outstanding.

B.           Purchaser wishes to buy, and Seller is willing to sell, 200,000 shares of the Preferred Shares pursuant to the terms of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the representations, warranties, covenants and agreements herein and for other good and valuable consideration, the receipt and adequacy of which the parties hereby acknowledge, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

Section 1.	Purchase and Sale.

1.1	Purchase and Sale of Preferred Stock; Warrants.

Subject to the terms and conditions of this Agreement, at the Closing (as hereinafter defined) Purchaser agrees to purchase and Seller agrees to sell 200,000 Preferred Shares (the "Purchased Shares"), for a purchase price of $10.00 per share resulting in an aggregate price of $2,000,000 (the "Purchase Price").  In addition to the Purchased Shares, and for no additional consideration other than the Purchase Price, Seller will also issue to Purchaser a warrant (the "Warrant") to purchase up to 1,200,000 shares of the Company's Class A Common Stock for an exercise price of $0.001 per share.  The Warrant will expire five years from the date of issuance.

1.2	Payment of Purchase Price.

The Purchase Price shall be paid pursuant to the terms of a promissory note in the form attached hereto as Exhibit A which provides for interest to accrue at the rate of 5.0% per annum and payment in full on or before April 15, 2011 (the “Note”).

1.3	The Closing.

(a)           The closing of the purchase and sale of the Purchased Shares (the "Closing") will take place on April 15, 2010 at the offices of Seller, unless another date or place is agreed to by the parties.

(b)           At the Closing, Seller will deliver to Purchaser a certificate in Purchaser's name representing the Purchased Shares, together with the fully executed Warrant, against delivery to Seller of the Note executed by Purchaser.

Section 2.	Security.

2.1	Grant of Security Interest.

To secure the payment of the Purchase Price, Purchaser agrees to grant a security interest in the Purchased Shares to Seller pursuant to a security agreement in form and substance satisfactory to Seller.

2.2	Pledge of Stock.

Purchaser agrees to pledge all of the Purchased Shares in the following manner:

(a)           Purchaser will deliver one or more stock certificates evidencing the Preferred Shares (the “Pledged Stock”) to an escrow agent designated by Seller (the “Escrow Agent”), together with an assignment separate from the certificate which shall be executed by Purchaser assigning and transferring the Pledged Stock to Seller.  The Escrow Agent shall hold the Pledged Stock and the assignment separate from the certificate as a pledge for the benefit of Seller.  Upon full payment of the Purchase Price and complete performance by Purchaser under this Agreement and the Note, the Escrow Agent shall deliver the stock certificate(s) and assignment separate from the certificate to Purchaser.

(b)           During the term of the pledge and so long as Purchaser is not in default in the performance of this Agreement or any of the terms or conditions provided for in this Agreement, Purchaser will be entitled to exercise all ownership rights with respect to the Pledged Stock.

(c)           Purchaser agrees that it will take no action during the term of this Agreement that would result in the imposition of a lien or security interest in the Pledged Stock (other than the lien of a pledge in favor of Seller), even if such lien or security interest is junior to the lien of Seller.

(d)           In the event of a default by Purchaser as provided in the Note, Seller will give written notice to the Escrow Agent and to Purchaser of the default, and if the default is not cured within ten (10) days after notice of default, the Escrow Agent will deliver the stock certificate and assignment separate from the certificate to Seller.  Upon default, Seller will have all the rights of a secured party under the Oregon Uniform Commercial Code, including the right to sell the Pledged Stock either at a private or public sale.  At any such sale, Seller shall be free to purchase all or any part of the Pledged Stock.  If the sale of the Pledged Stock, including expenses of sale, is not sufficient to pay all amounts due from Purchaser to Seller, Purchaser shall pay Seller any deficiency remaining.

(e)           In the event of a stock split or stock dividend by Seller, or in the event that Purchaser exercises any warrant to acquire stock of Seller, Purchaser agrees to deposit any stock so received with the Escrow Agent to be held under this pledge.

(f)           Purchaser acknowledges that the sale of the Pledged Stock by Seller may be subject to certain securities laws, and Purchaser agrees that Seller may take any action necessary in order to comply with such laws, including any and all restrictions with respect to the time, place, manner and conditions of sale.  Purchaser further acknowledges that one of the expenses of sale shall consist of any fees incurred in connection with compliance with such laws.

(g)           The cost of any charges by the Escrow Agent for serving as the escrow agent under this Agreement shall be borne by Purchaser.

(h)           In the event that a disagreement arises with respect to payment for and transfer of the Pledged Stock, or for any other reason, the Escrow Agent shall be entitled to resign as escrow agent under this Agreement, and Seller may designate another person to serve as escrow agent while the matter is being resolved, either through negotiation or litigation.  Should a new escrow agent be appointed, the parties agree to share the cost of the same equally.

(i)           The parties agree to hold the Escrow Agent harmless from any and all acts and any and all expenses not associated by its own negligence or bad faith.  Should any dispute arise under this Agreement with respect to the duties and obligations of the Escrow Agent, the Escrow Agent may be entitled to commence appropriate proceedings for relief in the Circuit Court of Multnomah County of the State of Oregon, and the parties agree to pay all legal and related expenses incurred by the Escrow Agent in that event.

Section 3.	Representations and Warranties of Seller.

Seller hereby represents and warrants to Purchaser that, on the Closing of the purchase of the Purchased Shares hereunder:

3.1                 Organization and Corporate Power.

Seller is a corporation duly organized and validly existing under the laws of the State of Oregon.  Seller has all required corporate power and authority to own its property, to carry on its business as presently conducted or contemplated to be conducted and to carry out the transactions contemplated hereby.

3.2                 Authorization.  This Agreement, the Warrant Agreement dated as of the date hereof initially covering 1,200,000 shares of the Class A Common Stock, no par value of Seller, (together, the "Transaction Documents") have been or will prior to Closing be duly executed and delivered by Seller and are or will prior to Closing be the legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally.  The execution, delivery and performance of each of the Transaction Documents has been or prior to Closing will be duly authorized by all necessary corporate action of Seller.

3.3                 Capitalization.

The authorized capital stock of Seller as of the date hereof consists of (i) 75,000,000 shares of Common Stock, no par value, of which 65,000,000 shares are designated as Class A Common Stock, of which 1,390,616 are issued and outstanding, and 10,000,000 shares are designated as Class B Common Stock, of which 6,510,092 are issued and outstanding; and (ii) 10,000,000 shares of Preferred Stock, no par value, of which 1,200,000 shares have been designated Series C Preferred Stock, 1,000,000 of which are issued and outstanding prior to the Closing.  All outstanding capital stock is duly authorized, validly issued, fully paid and non-assessable.    When issued in accordance with the terms of this Agreement, the Purchased Shares will be duly authorized, validly issued and outstanding, fully paid and nonassessable.

3.4                 Subsidiaries.

Except for CP Technologies, LLC, an Oregon limited liability company 99% owned by Seller, and except for Moore Electronics, Inc., an Oregon corporation wholly owned by Seller, Seller has no subsidiaries and does not own or control any interest in any other corporation, association or business organization.

3.5                 Intellectual Property.

To Seller's Knowledge, Seller or its subsidiaries own a valid right, title, interest or license in and to the intellectual property necessary for the operation of its business, which includes, but is not limited to, all copyrights, common law copyrights, trade names, trademarks, service marks, trade secrets, technology, know-how, processes, or any other intangible property rights ("Intellectual Property") of Seller or its subsidiaries.  There are no claims pending or, to Seller's Knowledge, threatened against Seller regarding any claim or infringement of any Intellectual Property belonging to any other person, firm or corporation and Seller has not received any written notice or other indication of any claim of any such infringement.  "Seller's Knowledge" means the actual knowledge, after reasonable investigation, of Seller's executive officers.

3.6                 Licenses and Permits.

Seller possesses all material licenses and permits necessary for the present conduct of its business.  Each of such licenses and permits is in full force and effect, and there are no pending or, to Seller's Knowledge, threatened claims or proceedings challenging the validity of, or seeking to revoke or discontinue, any license or permit of Seller.

3.7                 Compliance with Laws.

The business of Seller has been conducted in material compliance with all applicable laws, statutes, ordinances, rules, regulations, orders and other requirements of all national governmental authorities, and of all territories, states, municipalities and other political subdivisions and agencies thereof, having jurisdiction over it, except for violations that individually, or in the aggregate, would have no material adverse effect on the consolidated business, operations or financial condition of Seller.

3.8                 Reservation of Underlying Shares.

The shares of Class A Common Stock issuable on conversion of the Purchased Shares have been, or will be prior to Closing, duly and validly reserved for issuance and, upon conversion of the Purchased Shares into shares of Class A Common Stock in accordance with the Amendment, will be duly and validly issued, fully paid and nonassessable.  When issued in accordance with the Warrant Agreement, the shares of Class A Common Stock issuable upon exercise of the Warrant Agreement will be duly authorized validly issued and outstanding, fully paid and nonassessable.

3.9                 Litigation.

There is no claim, action, lawsuit, proceeding, complaint, charge or investigation pending or, to Seller's Knowledge, threatened against Seller which questions the validity of any of the Transaction Documents or the right of Seller to enter into them or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the consolidated business, assets, conditions, operations or affairs of Seller, financial or otherwise, or any change in the current equity ownership of Seller, nor to Seller's Knowledge is there any basis for the foregoing.

Section 4.	Representations and Warranties of Purchaser.

Purchaser hereby represents and warrants to Seller that, on the Closing of the purchase of the Purchased Shares hereunder:

4.1	Authorization.

All acts and conditions required by law on the part of Purchaser to authorize the execution and delivery of this Agreement by Purchaser and the transactions contemplated herein and the performance of all obligations of Purchaser hereunder have been duly performed and obtained, and this Agreement constitutes a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and to general equitable principles.

4.2	Investment Representations.

This Agreement is made with Purchaser upon the understanding, as a specific representation to Seller by Purchaser, that:

(a)           None of the Purchased Shares, the Warrant, the shares of Class A Common Stock issuable upon conversion of the Purchased Shares or the shares of Class A Common Stock issuable upon exercise of the Warrant (collectively, the "Securities") have been registered under the Act or applicable state securities laws and cannot be sold, transferred or otherwise disposed of by Purchaser unless they are subsequently registered under the Act and applicable state securities laws or an exemption from such registration is available at the time of the desired sale.  Therefore, Purchaser must bear the economic risk of an investment in the Securities for an indefinite period. Purchaser will under no circumstances attempt to assign or otherwise transfer all or any portion of the Securities, except in accordance with federal and state securities laws and except as would not bring the sale hereunder within the provisions of Section 5 of the Act.

(b)           No state or federal agency or instrumentality has approved or disapproved, reviewed any information with respect to, or made any finding or determination as to the fairness of, the terms of this offering or the investment in the Securities, nor has any state or federal agency or instrumentality made any recommendation with respect to the purchase of or investment in the Securities.

(c)           There is no present market for the Securities and Seller has no obligation to register the Securities or to file the reports or make public the information required under the Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any other securities law, or any rules or regulations promulgated thereunder, and accordingly, it will not be possible for Purchaser to readily liquidate the investment in the Securities.

(d)           The Securitieswill be acquired for investment and not with a view to the distribution of any part thereof, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in a manner contrary to the Act or applicable state securities laws.

(e)           Purchaser has substantial knowledge and experience in financial and business matters in general, and in investments in particular, and Purchaser is capable of reading and understanding information about Seller and evaluating the merits and risks of an investment in Seller and the merits and risks of the acquisition of the Securities.

(f)           Purchaser is familiar with the nature of and risk attending investments having the special characteristics of an equity investment in Seller and has determined on the basis of its own familiarity and knowledge of Seller and of such investments that the purchase of the the Securities is consistent with its investment objectives and income prospects and is making such an investment based on its own independent investigation.  Purchaser understands that much of the customer, market and competition information contained in information supplied by Seller is based upon Seller's knowledge and belief, and may be based on limited independent investigation.  Purchaser further understands that the future operating financial information provided by Seller is for illustrative purposes only, and based upon certain hypothetical assumptions and events over which Seller has only partial or no control.  In addition, the assumptions made by Seller and used in its forecasts are inherently arbitrary.  The selection of assumptions requires the exercise of judgment and is subject to uncertainty due to the effects that operational, economic, legislative or other changes may have on future events.  Seller considers it highly unlikely that each of these events will occur in the manner and at the time anticipated in its financial forecasts.  To the extent that the occurrence or timing of actual events do not match Seller's assumptions, Seller's actual operating and financial results will likely vary substantially from its current financial projections.  PURCHASER UNDERSTANDS THE RISKS AND SPECIAL CONSIDERATIONS RELATING TO AN INVESTMENT IN SELLER, INCLUDING, WITHOUT LIMITATION, THOSE IDENTIFIED ON THE ATTACHED EXHIBIT B.

(g)           Purchase of the Securities involves a degree of risk of loss by Purchaser of the entire investment and there is no assurance, and Purchaser has received no assurance, of any income from the investment in the Securities.

(h)           Purchaser has received all information regarding Seller which Purchaser has requested, and has had the opportunity to examine and has examined all sources of information which Purchaser has deemed necessary or appropriate to reach an informed investment decision concerning the purchase of the Securities, including, without limitation, the physical facilities, financial statements, books, records and files of Seller, and has questioned the directors, shareholders and officers of Seller to the extent that Purchaser has deemed necessary or appropriate so as to receive answers and to verify the accuracy of the information obtained in the above examination.

(i)           Purchaser has the capability to determine what documents and information are necessary for Purchaser to adequately evaluate Seller and this investment and Purchaser also has the capability to request, review and evaluate the necessary information.

(j)           Purchaser is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Act as an entity in which all of the equity owners are accredited investors as defined in Rule 501(a) of Regulation D.

(k)           Each certificate representing the Securities shall be endorsed with the following legends together with any other legends required by law:

"The shares represented by this certificate have not been registered under the Securities Act of 1933.  The shares may not be sold or offered for sale in the absence of (a) an effective registration statement for the shares under such Act, or (b) satisfactory assurances to the Company that registration under such Act is not required with respect to such sale or offer."

Section 5.	Default and Remedies.

5.1	Events of Default.

Purchaser shall be in default upon the occurrence of an Event of Default as set forth in the Note.

5.2	Remedies.

Upon a default by Purchaser, Seller shall have the following cumulative remedies:

(a)           To declare the unpaid balance of principal and interest due under this Agreement and the Note to be immediately due and payable.

(b)           To exercise all rights and remedies granted to Seller by the Uniform Commercial Code of Oregon.

(c)           To exercise any other remedy available in law or equity.

5.3	Specific Performance.

Seller and Purchaser shall have the right to require specific performance by the other of the covenants agreed to in this Agreement, and shall be entitled to a decree to such effect from any court having jurisdiction.

Section 6.	Use of Proceeds.

Proceeds from the sale of the Shares to the Investor in this Offering will be used by Seller for general working capital.

Section 7.	Miscellaneous.

7.1	Incorporation by Reference.

All exhibits appended to this Agreement are incorporated by reference and made a part of this Agreement.

7.2	Survival.

The warranties, representations and covenants of Seller and Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

7.3	Successors and Assigns.

Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.4	Governing Law.

This Agreement shall be governed by and construed under the laws of the State of Oregon as applied to agreements entered into and to be performed entirely within Oregon by persons domiciled in Oregon.

7.5	Assignment.

No party hereto may assign this Agreement in whole or in part.

7.6	Severability.

Any provision of this Agreement that is deemed invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining provisions of this Agreement.  Furthermore, in lieu of each such invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

7.7	Notices.

All notices, requests, consents and demands will be in writing and may be personally delivered (effective upon receipt), mailed, postage prepaid (effective three business days after dispatch) or sent via a reputable overnight courier service (effective the following business day), to:

(a)           Seller, at:
CarePayment Technologies, Inc.
5300 Meadows Road, Suite 400
Lake Oswego, Oregon 97035
Attn:  President

With a copy to:
Tonkon Torp LLP
888 SW Fifth Ave.
Portland, Oregon 97204
Attn:  Kurt W. Ruttum

(b)           Purchaser, at:
Aequitas CarePayment Founders Fund, LLC
5300 Meadows Road, Suite 400
Lake Oswego, Oregon 97035
Attn:  Legal Department

(c)           Any other holder of the Purchased Shares or the Securities at such address or facsimile number shown in Seller's records, or, until any such holder so furnishes an address or facsimile number to Seller, then to and at the address of the last holder of such Purchased Shares or Securities for which Seller has contact information in its records.

7.8	Entire Agreement.

This Agreement constitutes the entire agreement of the parties relating to the subject matter hereof.  There are no promises, terms, conditions, obligations, or warranties other than those contained in this Agreement.  This Agreement supersedes all prior communications, representations, or agreements, verbal or written, among the parties relating to the subject matter hereof.

7.9	Additional Documents.

The parties agree to execute and deliver any and all instruments or documents and to take any further action which may be or become necessary or appropriate to give effect to the terms of this Agreement.

7.10	Waiver.

The waiver by Seller of any breach or default of Purchaser under this Agreement or the Note or the failure to exercise any right, power or remedy occurring to Seller shall not operate or be construed as a waiver of any subsequent breach or default by Purchaser.

7.11	Attorney Fees.

In the event arbitration, suit or action is instituted to enforce or determine the parties’ rights or duties in connection with this Agreement, the prevailing party shall recover from the losing party all costs and expenses, including reasonable attorney fees, incurred in such proceedings, including any appellate or bankruptcy proceedings.

7.12	Counterparts and Facsimiles.

This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile signatures or signatures delivered by electronic means shall be considered original signatures for purposes of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

SELLER: CAREPAYMENT TECHNOLOGIES, INC.

By:	/s/ James T. Quist
James T. Quist, President and Chief Executive Officer

PURCHASER: AEQUITAS CAREPAYMENT FOUNDERS FUND, LLC By: Aequitas Investment Management, LLC, Manager

By:	/s/ Robert J. Jesenik
Robert J. Jesenik, President
Title

EXIBIT A

PROMISSORY NOTE

Attached.

EXHIBIT B
Risk Factors and Special Considerations

An investment in Seller involves a high degree of risk.  In addition to the other information contained in this Agreement, you should carefully consider the following risks before making an investment decision.  You could lose all or part of your investment due to our financial condition or any of these risks.  The risks and uncertainties described below are not the only ones faced by Seller.  Additional risks and uncertainties not presently known to Seller, or that Seller currently thinks are immaterial, may also impair Seller's business operations.

Risks Incorporated by Reference

The risk factors identified in Seller's Annual Report on Form 10-K for the year ended December 31, 2009, and in all reports filed with the SEC subsequent to the filing of such Annual Report, are hereby incorporated herein by this reference.

Offering Price and Conversion Ratio

The price per share and conversion ratio of the Series D Preferred Stock was set by Seller.  Although set in good faith, the price and/or conversion ratio may not bear any direct relationship to the assets, results of operations or other objective criteria of value applicable to Seller.

Illiquid Investment

The Purchased Shares and the Securities have not been registered under the Act and are being offered in reliance upon an exemption from registration under the Act and applicable state securities laws.  The Purchased Shares and the Securities can only be transferred or resold in a transaction under or exempt from the Act and applicable state securities laws.  There is no public market for the offered Series D Preferred Stock, and there is no guarantee that any public market for these securities will develop.  For these reasons, Purchaser may not be able to liquidate its investment in Seller in the event of an emergency or for any other reason.  Consequently, the purchase of Series D Preferred Stock, and the acquisition of Class A Common Stock upon the conversion of Series D Preferred Stock and exercise of the Warrant Agreement, should be considered only as a long-term investment.